FOR IMMEDIATE RELEASE
Contact:
Barry R. Sloane/Century Bank
781-393-4150
bsloane@century-bank.com
CENTURY BANK SELECTS
INDEPENDENT FINANCIAL MARKETING GROUP TO SUPPORT ITS SECURITIES
AND INSURANCE INVESTMENT PROGRAM
(Medford, MA) (January 12, 2006) – Century Bank (“Century”), a wholly-owned subsidiary of Century Bancorp, Inc. (NASDAQ: CNBKA) and Independent Financial Marketing Group, Inc. (Independent Financial) today announced an agreement whereby Independent Financial will support Century’s securities and insurance investment program. The program, Investment Services at Century Bank, will be located throughout Century’s branches.
Through this program, Independent Financial will provide bank customers access to a broad array of investment and insurance products and services. The products will be offered through Independent Financial’s registered broker dealer, IFMG Securities, Inc. (IFMGSI), member NASD & SIPC, and its licensed insurance agency, IFS Agencies, Inc. (IFSA).
The investment program will give customers the opportunity to purchase mutual funds, fixed and variable annuities, life insurance, stocks, and bonds from Independent Financial’s selection of highly rated product providers. The financial consultants within the banks’ branches will also offer customers complete financial planning services including college, retirement and long-term care planning, plus tax-advantaged strategies and asset allocation.
“Century is committed to providing a high level of customer service and we found in Independent Financial a similar philosophy with a proven history,” said Barry and Jonathan Sloane, Co-CEO’s of Century, “ISCB should enable our 21 year old securities investment business to grow to the next plateau of asset size. We believe that IFMG’s attitude about suitability, compliance, and client centricity is aligned with Century’s long-established culture.”
Independent Financial has been recognized as the leader in its industry in terms of sales and service by independent studies. Their clients are comprised of a select group of 32 banks across the country. Independent Financial is a wholly-owned subsidiary of Sun Life Financial of Canada, a global giant that also owns the MFS Funds of Boston.
“It is a pleasure to welcome Century Bank as one of our valued clients,” said
Michael Weiss, President of Independent Financial. “We look forward to the opportunity to establish a strong, unified program to benefit Century Bank’s customers and employees.”
400 Mystic Avenue, Medford, MA 02155

About Century Bank
Century Bank, a subsidiary of Century Bancorp, Inc., is a state chartered, full-service commercial bank. Century Bank operates twenty-three full-service branches in the Greater Boston area and offers a full range of Commercial, Personal, and Institutional Services.
Century Bank is a member of the FDIC and is an Equal Housing Lender.
Corporate Headquarters is located at 400 Mystic Avenue, Medford, MA. 02155. Branches are located in Allston, Beverly, Boston, Braintree, Brookline, Burlington, Cambridge, Everett, Lynn, Malden, Medford, Newton, Peabody, Quincy, Salem and Somerville.
For more information, please visit www.century-bank.com.
About Independent Financial
Since 1983, Independent Financial has been a prominent leader in providing banks, savings and loans, and credit unions nationwide with a portfolio of investment and insurance products, plus the sophisticated infrastructure necessary to support their sale. In addition to the #1 sales ranking achieved over the past six years as reported by Kenneth Kehrer Associates1, the 2003/2004 ABA National Survey of Bank Investment Services gave Independent Financial the highest overall ranking of third party marketers as reported in the “Bankers’ Report Card on Vendors of Investment Products and Services.” Independent Financial is a member of the Sun Life Financial group of companies.
For more information, please visit www.ifmg.com.
About Sun Life Financial
Sun Life Financial is a leading international financial services organization providing a diverse range of wealth accumulation and protection products and services to individuals and corporate customers. Chartered in 1865, Sun Life Financial and its partners today have operations in key markets worldwide, including Canada, the United States, the United Kingdom, Hong Kong, the Philippines, Japan, Indonesia, India, China and Bermuda. As of September 30, 2005, the Sun Life Financial group of companies has assets under management of US$322 billion.
Sun Life Financial Inc. trades on the New York (NYSE), Toronto (TSX) and Philippine (PSE) stock exchanges under ticker symbol SLF.
For more information, please visit www.sunlife-usa.com.
1 “Leading Marketers of Securities and Investment Products through Banks Ranked by Dollars Invested in 2004”, The Kehrer Report, quarterly newsletter of the bank insurance and investment industry. First Quarter, 2005.
400 Mystic Avenue, Medford, MA 02155